                        INVESTMENT SUB-ADVISORY AGREEMENT
                       SEI INSTITUTIONAL INVESTMENTS TRUST

         AGREEMENT made this 18th day of September, 2000, between SEI Investments Management Corporation, (the "Adviser") and Chartwell Investment Partners (the "Sub-Adviser").

         WHEREAS, SEI Institutional Investments Trust, a Massachusetts business trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated June 14, 1996, (the "Advisory Agreement") with the Trust, pursuant to which the Adviser will act as investment adviser to the Small Cap Fund (the "Fund"), which is a series of the Trust; and

         WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to provide investment advisory services to the Adviser in connection with the management of the Funds, and the Sub-Adviser is willing to render such investment advisory services.

         NOW, THEREFORE, the parties hereto agree as follows:

1. DUTIES OF THE SUB-ADVISER. Subject to supervision by the Adviser and the Trust's Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of the Funds entrusted to it hereunder (the "Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

         (a) The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

         (b) In the performance of its duties and obligations under this Agreement, a Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the written instructions and directions of the Adviser and of the Board of Trustees of the Trust delivered to the Sub-Adviser and will conform to and comply with the applicable requirements of the 1940 Act, Subchapter M of the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

         (c) The Sub-Adviser shall determine the Assets to be purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Prospectus delivered to the Sub-Adviser or as the Board of

                  Trustees or the Adviser may in writing direct from time to time, in conformity with federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of
                  1934). Consistent with the policies of the Trust, as disclosed in the Prospectus, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a Fund transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer-- viewed in terms of that particular transaction or terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Fund's Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter or any affiliated person of either the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission ("SEC"), the Investment Advisers Act of 1940, as amended, and the 1940 Act, and the rules and regulations thereunder.

                  On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and/or a lower brokerage commission, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

         (d) The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall provide to the Adviser or the Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.

                  The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of a Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser shall also furnish to the Adviser any other information within the possession or control of the Sub-Adviser relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder or any exemptive or other relief that the Adviser or the Trust obtains from the SEC). The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-advisor, to the Adviser).

         (e) The Sub-Adviser shall provide each Fund's custodian on each business day with information relating to all transactions concerning the Fund's Assets and shall provide the Adviser with such information upon request of the Adviser.

         (f) The investment management services provided by the Sub-Adviser under this Agreement are not to be deemed exclusive and the Sub-Adviser shall be free to render similar services to others, as long as such services do not impair the services rendered to the Adviser or the Trust. In addition, nothing in this agreement will in any way restrict the Sub-Adviser, its officers, directors or employees from trading in securities for its or their own accounts as permitted by the 1940 Act and the Sub-Adviser's Code of Ethics, provided that the Sub-Adviser's Code of Ethics materially complies with the then current Code of Ethics recommendations of the Investment Company Institute.

         (g) The Sub-Adviser shall promptly notify the Adviser of any financial condition that is likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

         (h) The Sub-Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the Assets. The Adviser shall instruct the custodian and other parties providing services to the Fund to forward promptly all such proxies to the Sub-Adviser.

                  Services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's directors, officers or employees.

2. DUTIES OF THE ADVISER. The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the written instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, Subchapter M of the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3. DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following documents:

         (a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

         (b) By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, herein called the "By-Laws");

         (c)      the Prospectus;

         (d) any order issued by the SEC or other regulatory authority applicable to the Trust, the Fund or the Adviser; and

         (e) any other written instructions, directions or policies of the Adviser or the Trust's Board of Trustees applicable to the Sub-Adviser's duties hereunder.

                  The Adviser will promptly furnish to the Sub-Adviser any and all amendments or other changes to the documents specified in this Section 3, and the Sub-Adviser shall not be charged with complying with any such document or amendment not so delivered to the Sub-Adviser, unless the Sub-Adviser reasonably should have known the terms of such document or amendment.

4. COMPENSATION TO THE SUB-ADVISER; EXPENSES. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to and accepts as full compensation therefor, a sub-advisory fee at the rate specified in the Schedule(s) which is attached hereto and made part of this Agreement. The fee will be calculated based on the average monthly market value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

         The Sub-Adviser shall be responsible for its own expenses in performing its duties hereunder but shall not be responsible for the expenses of the Trust or the Fund. Without limiting the generality of the foregoing, the Sub-Adviser shall not be responsible for brokerage commissions, transfer taxes or fees or custody fees of the Fund.

5. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's obligations under this Agreement; provided, however, that the Sub-Adviser's obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, is caused by or is otherwise directly related to the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

         The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses) howsoever arising from or in connection with the performance of the Sub-Adviser's obligations under this Agreement; provided, however, that the Adviser's obligation under this Section 5 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard of its duties under this Agreement.

6. DURATION AND TERMINATION. This Agreement shall become effective upon its approval by the Trust's Board of Trustees. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund: (a) by the Fund at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund; (b) by the Adviser at any time, without the payment of any penalty, on no more than 60 days' nor less than 30 days' written notice to the Sub-Adviser; or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Trust. As used in this Section 6, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

7. GOVERNING LAW. This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

8. SEVERABILITY. Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

9. NOTICE. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party:

         To the Adviser at:      SEI Investments Management Corporation
                                 One Freedom Valley Drive
                                 Oaks, PA  19456
                                 Attention: Legal Department

         To the Sub-Adviser at:  Chartwell Investment Partners
                                 1235 Westlake Drive, Suite 330
                                 Berwyn, PA 19312-2412
                                 Attention: President

10. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

11.      MISCELLANEOUS.

         (a) A copy of the Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that the obligations of this instrument are not binding personally upon any of the Trustees, officers or shareholders of the Fund or the Trust.

         (b) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effects of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

SEI INVESTMENTS MANAGEMENT CORPORATION

By:      /s/ Todd B. Cipperman
         --------------------------------
Name:    Todd B. Cipperman
         --------------------------------
Title:   Senior Vice President
         --------------------------------

Attest:  Kevin P. Kline
         --------------------------------


CHARTWELL INVESTMENT PARTNERS

By:      /s/ Michael J. McCloskey
         --------------------------------
Name:    Michael J. McCloskey
         --------------------------------
Title:   Partner
         --------------------------------

Attest:  Maria E. Pollack
         --------------------------------

                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                          CHARTWELL INVESTMENT PARTNERS


Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

                       SEI INSTITUTIONAL INVESTMENTS TRUST

Small Cap Fund                              .50%